UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 5, 2011
BroadSoft, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34777 (Commission File Number)	52-2130962 (I.R.S. Employer Identification No.)
9737 Washingtonian Boulevard, Suite 350
Gaithersburg, Maryland 20878
(Address of principal executive offices)
(301) 977-9440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a) The Annual Meeting of Stockholders of BroadSoft, Inc. was held on May 5, 2011 in Gaithersburg, MD. Of the 26,165,574 shares outstanding as of the record date, 20,398,386 shares (approximately 78%) were present or represented by proxy at the meeting.
At the Annual Meeting of Stockholders, our stockholders: (i) approved the election of John D. Markley, Jr. and David Bernardi; (ii) approved the non-binding advisory resolution regarding executive compensation; (iii) cast the highest number of votes for voting on an annual basis with regard to the non-binding advisory resolution regarding the frequency of the non-binding vote on executive compensation; and (iv) approved the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.
(b) The results of the voting on the matters submitted to the stockholders are as follows:
1. To elect two directors to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Name John D. Markley, Jr. David Bernardi	Votes For 19,287,646 19,299,492	Votes Withheld 104,942 93,096	Broker Non-Votes 1,005,798 1,005,798
2. To approve the Company’s Amended and Restated 2009 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

16,919,428	2,473,160	0	1,005,798
3. To approve the non-binding advisory resolution regarding executive compensation.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

18,953,448	436,974	2,166	1,005,798
4. To approve the non-binding advisory resolution regarding the frequency of the non-binding vote on executive compensation.

One Year	Two Years	Three Years	Votes Abstaining	Broker Non-Votes

18,706,610	3,932	680,826	1,220	1,005,798

5. To ratify the selection by the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

20,268,131	130,254	1	0
(d) The Board of Directors has decided to include a stockholder vote on executive compensation in its proxy materials every year.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.
Date: May 9, 2011	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President and General Counsel